UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2026

Cohen & Company Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 1703 Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	COHN	The NYSE American Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Cohen & Company Inc., a Maryland corporation (the “Company”), held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) at 10:00 a.m., Eastern Time, on Wednesday, June 3, 2026. The Annual Meeting was held entirely online.

The following three proposals were submitted for a vote of the Company’s stockholders at the Annual Meeting:

1.	To elect five directors, each to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or retirement;

2.	To approve Amendment No. 4 to the Cohen & Company Inc. 2020 Long-Term Incentive Plan to increase the number of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), authorized for issuance thereunder (i) from 2,500,000 shares to 4,500,000, and (ii) automatically on July 1 of each year, beginning on July 1, 2027 and ending on and including July 1, 2030, by 9% of the total number of shares of the Common Stock (calculated on a fully diluted basis) on June 30 of the preceding calendar month; and

3.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

The total number of the Company’s securities entitled to vote at the Annual Meeting were:  2,477,655 shares of Common Stock, 4,983,557 shares of the Company’s Series E Voting Non-Convertible Preferred Stock, par value $0.001 per share (“Series E Preferred Stock”), and 22,429,541 shares of the Company’s Series F Voting Non-Convertible Preferred Stock, par value $0.001 per share (“Series F Preferred Stock”). The Common Stock, the Series E Preferred Stock and the Series F Preferred Stock voted together on all matters at the Annual Meeting. Each stockholder of record as of the close of business on April 9, 2026, the record date of the Annual Meeting (the “Record Date”), was entitled to one vote on each matter properly brought before the meeting for (i) each share of Common Stock held by such stockholder as of the Record Date, (ii) every ten shares of Series E Preferred Stock held by such stockholder as of the Record Date, and (iii) every ten shares of Series F Preferred Stock held by such stockholder as of the Record Date.

There were 2,477,655 shares of Common Stock, 4,983,557 shares of Series E Preferred Stock (representing 498,355 votes at the Annual Meeting), and 22,429,541 shares of the Series F Preferred Stock (representing 2,242,954 votes at the Annual Meeting) present in person or by proxy at the Annual Meeting, which represented approximately 80.68% of the combined voting power of the shares of Common Stock, Series E Preferred Stock and Series F Preferred Stock entitled to vote at the Annual Meeting, and which constituted a quorum for the transaction of business.

The voting results of the Annual Meeting were as follows:

Proposal 1: Election of Directors

The Company’s stockholders elected Daniel G. Cohen, G. Steven Dawson, Jack J. DiMaio, Jr., Jack Haraburda and Diana Louise Liberto, each to serve until the next annual meeting of the Company’s stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or retirement, by the number of votes set forth below.

Nominee	FOR	Withheld	Broker Non-Votes
DANIEL G. COHEN	3,188,365	41,378	981,292
G. STEVEN DAWSON	3,161,592	68,151	981,292
JACK J. DIMAIO, JR.	3,188,369	41,374	981,292
JACK HARABURDA	3,171,679	58,064	981,292
DIANA LOUISE LIBERTO	3,185,628	44,115	981,292

Proposal 2: Approval of Amendment No. 4 to the Cohen & Company Inc. 2020 Long-Term Incentive Plan

The Company’s stockholders approved Amendment No. 4 to the 2020 Long Term Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder (i) from 2,500,000 shares to 4,500,000, and (ii) automatically on July 1 of each year, beginning on July 1, 2027 and ending on and including July 1, 2030, by 9% of the total number of shares of the Common Stock (calculated on a fully diluted basis) on June 30 of the preceding calendar month, by the number of votes set forth below.

For	Against	Abstain	Broker Non-Votes
3,076,905	150,207	2,631	981,292

Proposal 3: Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 by the number of votes set forth below.

For	Against	Abstain
4,123,615	76,457	10,963

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHEN & COMPANY INC.

Date: June 3, 2026	By:		/s/ Joseph W. Pooler, Jr.
		Name:	Joseph W. Pooler, Jr.
		Title:	Executive Vice President, Chief Financial Officer and Treasurer